DATE: June 5, 2006
AMERICAN MEDICAL SYSTEMS AND LASERSCOPE ANNOUNCE DEFINITIVE MERGER AGREEMENT
Innovative Laser Technology Business Represents Clear
Strategic Addition to Men’s Pelvic Health Franchise
MINNEAPOLIS, MN and SAN JOSE, CA, June 5, 2006 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD), the global leader in providing pelvic health solutions to urologists, and Laserscope (NASDAQ: LSCP), the market leader for the surgical treatment of obstructive benign prostatic hyperplasia (BPH), today announced they have entered into a definitive merger agreement providing for the acquisition of Laserscope by AMS. The Boards of Directors of both AMS and Laserscope have unanimously approved the transaction.
Under the terms of the agreement, AMS will commence a tender offer to acquire all of the outstanding shares of Laserscope at a price of $31.00 per share in cash no later than Wednesday, June 14, 2006. The total acquisition price for Laserscope shares and options is approximately $715 million. CIT Healthcare LLC has underwritten the senior financing for up to $565 million. Piper Jaffray & Co. and other lenders have provided a commitment for additional subordinated financing for the balance of the transaction. AMS is exploring permanent financing options. The acquisition transaction is expected to close during the third quarter of 2006 and will be subject to the satisfaction of customary closing conditions and clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Following the purchase of shares in the tender offer, AMS’ merger subsidiary and Laserscope will merge. Owners of Laserscope shares not purchased in the tender offer, other than dissenting shares, will be entitled to receive $31.00 per share in cash in the merger. Upon the closing of the transaction, Laserscope will become an indirect wholly owned subsidiary of AMS.
Martin J. Emerson, President and CEO of American Medical Systems, commented, “The acquisition of Laserscope represents a truly strategic investment for AMS. With over thirty years’ experience in delivering pelvic health solutions to urologists, the global reach of the combined AMS/Laserscope sales force will be uniquely positioned to capitalize on Laserscope’s technology and market position. In addition, our ability to drive operating efficiencies and cost synergies through our combined companies will deliver enhanced value to our shareholders.”
Eric Reuter, President and CEO of Laserscope, commenting on the acquisition noted, “American Medical Systems’ history of innovation, strong reputation and experience in urology, and extensive worldwide distribution network make it the ideal partner of Laserscope. Through the new AMS, even greater numbers of men suffering from obstructive BPH around the world will benefit from the excellent clinical outcomes of the Laserscope GreenLight™ family of products. We believe the acquisition of Laserscope by AMS will further expand AMS’ reputation as a leading urological products company.”
Through the acquisition of Laserscope, AMS will be committed to providing a range of therapy solutions for BPH patients. While AMS currently offers to urologists its TherMatrx product for the treatment of non-obstructive BPH, the addition of GreenLight ™ to the AMS product line will allow AMS to enter the obstructive BPH segment which requires tissue removal for patient relief. Obstructive BPH is a condition treated surgically in over 1 million men globally each year. The use of laser-based technologies for these critical procedures has been rapidly adopted due to physician and patient preference for the improved post-procedure outcomes of laser therapy.

American Medical Systems
June 5, 2006

The transaction is expected to be accretive to AMS earnings per share in 2008 and beyond. Laserscope’s aesthetics business is not considered a strategic fit for AMS so AMS will consider alternatives for that business including divestiture. Accordingly, the financial results of this product line will be accounted for as a discontinued operation. Further specifics regarding earnings for the combined companies will be disclosed at the close of the transaction.
Conference Call and Webcast Today
American Medical Systems will host a conference call to further discuss details of the acquisition at 11:00 a.m. eastern time today, June 5, 2006. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821. A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
Financial and Legal Advisors
Piper Jaffray & Co. served as financial advisor to AMS and provided a fairness opinion to the Company’s Board of Directors. Thomas Weisel Partners LLC rendered a second fairness opinion to the AMS Board on this transaction. Goldman Sachs & Co. served as the financial advisor to Laserscope. Legal advisors to AMS were the law firms of Oppenheimer Wolff & Donnelly LLP and McAndrews, Held & Malloy. Legal advisors to Laserscope were Orrick, Herrington & Sutcliffe LLP.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to provide approximately 170,000 patient cures in 56 countries during 2005.
About Laserscope
Laserscope designs, manufactures, sells and services an advanced line of minimally invasive medical products worldwide including medical laser systems and related energy delivery devices for the office, outpatient surgical center, and hospital markets. More information about Laserscope can be found on its website at www.Laserscope.com.

American Medical Systems
June 5, 2006

Forward-Looking Statements
This press release contains forward-looking statements relating to American Medical Systems’ anticipated acquisition of Laserscope and expected benefits of the transaction along with expected results of the tender offer. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. Statements about AMS’ market opportunities, future products, sales and financial results are also forward-looking statements subject to risks and uncertainties such as the timing and success of new product introduction; successful integration of acquired businesses; physician acceptance, endorsement, and use of AMS’ products; regulatory matters; competitor activities; changes in and adoption of reimbursement rates; potential product recalls and other risks and uncertainties described in AMS’ Annual Report on Form 10-K for the year ended December 31, 2005 and its other SEC filings. Actual results may differ materially from anticipated results.
More information about AMS and Laserscope and their products can be found, respectively, at the companies’ websites www.AmericanMedicalSystems.com and www.Laserscope.com and in the companies’ Annual Reports on Form 10-K for 2005 and their other SEC filings. For a more complete discussion of risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, also read the discussion of risks and uncertainties in the companies’ respective Forms 10-K, for the year ended December 31, 2005 and their other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and neither AMS nor Laserscope undertakes an obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Laserscope. American Medical Systems will be filing a tender offer statement with the Securities and Exchange Commission (SEC) and Laserscope will be filing a solicitation/recommendation statement with respect to the offer. Laserscope shareholders are advised to read the tender offer statement regarding the acquisition of Laserscope referenced in this press release, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the offer. These documents will be made available to all shareholders of Laserscope at no expense to them. These documents will also be available at no charge on the SEC’s website at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from Laserscope in writing at 3070 Orchard Drive, San Jose, CA 95134, Attention: Secretary.